Exhibit 99.1

WEBSTER REPORTS
THIRD QUARTER 2024 EPS OF $1.10; ADJUSTED EPS OF $1.34
STAMFORD, Conn., October 17, 2024 - Webster Financial Corporation (“Webster”) (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common stockholders of $188.8 million, or $1.10 per diluted share, for the quarter ended September 30, 2024, compared to $222.3 million, or $1.28 per diluted share, for the quarter ended September 30, 2023.
Third quarter 2024 results include $56.2 million pre-tax ($41.0 million after tax), or $0.241 per diluted share, of securities repositioning net losses, strategic restructuring costs, and other adjustments. Excluding these items, adjusted earnings per diluted share would have been $1.341 for the quarter ended September 30, 2024.
“Webster delivered solid deposit and loan growth, even in a challenging environment” said John R. Ciulla, chairman and chief executive officer. “Our growth was the result of broad contributions across business segments and teams.”
Highlights for the third quarter of 2024:
•Revenue of $647.6 million.
•Period end loans and leases balance of $51.9 billion, up $0.4 billion or 0.7 percent from prior quarter; excluding a $0.3 billion strategic repositioning of the balance sheet through a commercial real estate ("CRE") securitization, loans grew 1.3 percent.
•Period end deposits balance of $64.5 billion, up $2.2 billion or 3.6 percent from prior quarter; core deposit growth of $2.6 billion from prior quarter; $1.1 billion of growth from seasonal public funds inflows.
•Provision for credit losses of $54.0 million.
•Return on average assets of 1.01 percent; adjusted 1.22 percent1.
•Return on average tangible common equity of 14.29 percent1; adjusted 17.28 percent1.
•Net interest margin of 3.36 percent, up 4 basis points from prior quarter.
•Common equity tier 1 ratio of 11.23%.
•Efficiency ratio of 45.49 percent1.
•Tangible common equity ratio of 7.48 percent1.
“In addition to our diverse balance sheet growth, we took actions this quarter to reduce our CRE concentration, enhance capital ratios, and further mitigate our interest rate sensitivity while maintaining industry leading efficiency” said Neal Holland, executive vice president and chief financial officer.
1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.

Consolidated financial performance:
Quarterly net interest income compared to the third quarter of 2023:
•Net interest income was $589.9 million compared to $587.1 million.
•Net interest margin was 3.36 percent compared to 3.49 percent. The yield on interest-earning assets increased by 20 basis points, and the cost of interest-bearing liabilities increased by 35 basis points.
•Average interest-earning assets totaled $69.8 billion and increased by $2.7 billion, or 4.0 percent.
•Average loans and leases totaled $51.8 billion and increased by $0.8 billion, or 1.6 percent.
•Average deposits totaled $62.6 billion and increased by $3.0 billion, or 5.0 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $54.0 million in the quarter, contributing to a $18.4 million increase in the allowance for credit losses on loans and leases from the prior quarter. The provision for credit losses was $59.0 million in the prior quarter, and $36.5 million a year ago.
•Net charge-offs were $35.4 million, compared to $33.1 million in the prior quarter, and $29.3 million a year ago. The ratio of net charge-offs to average loans and leases was 0.27 percent, compared to 0.26 percent in the prior quarter, and 0.23 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.32 percent of total loans and leases, compared to 1.30 percent at June 30, 2024, and 1.27 percent at September 30, 2023. The allowance represented 162 percent of nonperforming loans and leases, compared to 181 percent at June 30, 2024, and 295 percent at September 30, 2023.
Quarterly non-interest income compared to the third quarter of 2023:
•Total non-interest income was $57.7 million compared to $90.4 million, a decrease of $32.7 million. Total non-interest income includes a $19.6 million net loss on the sale of investment securities and a $16.0 million loss on the exit of non-core operations including the write-off of a related customer intangible. Excluding these items, total non-interest income increased $2.9 million. The increase is primarily attributable to the addition of Ametros and higher investment services income, which was partially offset by a reduction in the credit valuation adjustment on customer derivatives.

Quarterly non-interest expense compared to the third quarter of 2023:
•Total non-interest expense was $349.0 million compared to $362.6 million, a decrease of $13.6 million. Total non-interest expense includes a net $20.6 million related to strategic restructuring costs and other adjustments partially offset by a benefit on the FDIC special assessment compared to a net $61.6 million of Sterling merger charges a year ago. Excluding those charges, total non-interest expense increased $27.4 million. The increase is primarily attributable to the addition of Ametros and related intangible amortization expense, along with investments in human capital and technology.
Quarterly income taxes compared to the third quarter of 2023:
•Income tax expense was $51.7 million compared to $52.0 million, and the effective tax rate was 21.1 percent compared to 18.7 percent. The lower effective tax rate in the period a year ago reflected the recognition of discrete tax benefits from merger related charges and tax return true-up adjustments, while the current period includes discrete tax expense from tax return true-ups and other items.
Investment securities:
•Total investment securities, net were $17.2 billion, compared to $16.4 billion at June 30, 2024, and $14.5 billion at September 30, 2023. The carrying value of the available-for-sale portfolio included $486.1 million of net unrealized losses, compared to $772.2 million at June 30, 2024, and $1.1 billion at September 30, 2023. The carrying value of the held-to-maturity portfolio does not reflect $677.0 million of net unrealized losses, compared to $964.5 million at June 30, 2024, and $1.2 billion at September 30, 2023.
Loans and leases:
•Total loans and leases were $51.9 billion, compared to $51.6 billion at June 30, 2024, and $50.1 billion at September 30, 2023. Compared to June 30, 2024, commercial loans and leases increased by $628.6 million, commercial real estate loans decreased by $586.4 million, residential mortgages increased by $292.3 million, and consumer loans increased by $39.1 million.
•Compared to a year ago, commercial loans and leases increased by $0.4 billion, commercial real estate loans increased by $1.1 billion, residential mortgages increased by $348.2 million, and consumer loans decreased by $26.9 million.
•Loan originations for the portfolio were $2.8 billion, compared to $3.0 billion in the prior quarter, and $1.5 billion a year ago. In addition, $0.8 million of residential loans were originated for sale in the quarter, compared to $0.8 million in the prior quarter, and $1.5 million a year ago.

Asset quality:
•Total nonperforming loans and leases were $425.6 million, or 0.82 percent of total loans and leases, compared to $368.8 million, or 0.72 percent of total loans and leases, at June 30, 2024, and $215.1 million, or 0.43 percent of total loans and leases, at September 30, 2023.
•Past due loans and leases were $108.9 million, compared to $166.3 million at June 30, 2024, and $70.7 million at September 30, 2023. The decrease from prior quarter is driven primarily by commercial non-mortgage, partially offset by commercial real estate and residential mortgages.
Deposits and borrowings:
•Total deposits were $64.5 billion, compared to $62.3 billion at June 30, 2024, and $60.3 billion at September 30, 2023. Core deposits to total deposits1 were 88.5 percent, compared to 87.5 percent at June 30, 2024, and 87.6 percent at September 30, 2023. The loan to deposit ratio was 80.5 percent, compared to 82.8 percent at June 30, 2024, and 83.0 percent at September 30, 2023.
•Total borrowings were $4.1 billion, compared to $4.0 billion at June 30, 2024, and $3.0 billion at September 30, 2023.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 8.67 percent and 14.29 percent, respectively, compared to 11.00 percent and 17.51 percent, respectively, in the third quarter of 2023.
•The tangible equity1 and tangible common equity1 ratios were 7.85 percent and 7.48 percent, respectively, compared to 7.62 percent and 7.22 percent, respectively, at September 30, 2023. The common equity tier 1 ratio was 11.23 percent, compared to 11.12 percent at September 30, 2023.
•Book value and tangible book value per common share1 were $52.00 and $33.26, respectively, compared to $46.00 and $29.48, respectively, at September 30, 2023.

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.

Reportable segments:
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $10 million of revenue through its regional banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, private banking, and treasury services business units. At September 30, 2024, Commercial Banking had $40.4 billion in loans and leases and $17.1 billion in deposits, as well as a combined $3.0 billion in assets under administration and management.
Commercial Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2024	2023	(Unfavorable)
Net interest income	$338,424	$365,003	(7.3)%
Non-interest income	33,288	28,804	15.6
Operating revenue	371,712	393,807	(5.6)
Non-interest expense	100,892	98,736	(2.2)
Pre-tax, pre-provision net revenue	$270,820	$295,071	(8.2)

			Percent
	At September 30,		Increase/
(In millions)	2024	2023	(Decrease)
Loans and leases	$40,372	$38,849	3.9%
Deposits	17,124	17,166	(0.2)
AUA / AUM (off balance sheet)	2,968	2,727	8.9
Pre-tax, pre-provision net revenue decreased $24.3 million, to $270.8 million, in the quarter as compared to prior year. Net interest income decreased $26.6 million, to $338.4 million, primarily driven by higher loan funding costs coupled with higher deposit rates. Non-interest income increased $4.5 million, to $33.3 million, primarily driven by loan sale/securitization activity in the quarter. Non-interest expense increased $2.2 million, to $100.9 million, primarily driven by continued investments in human capital and technology.

Healthcare Financial Services
Webster’s Healthcare Financial Services segment is comprised of HSA Bank and the Ametros business, which was acquired in the first quarter of 2024. This segment offers consumer-directed healthcare solutions that include health savings accounts, health reimbursement arrangements, administration of medical insurance claim settlements, flexible spending accounts, and commuter benefits. Accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants, and financial advisors. At September 30, 2024, Healthcare Financial Services had $15.1 billion in total footings comprising $9.9 billion in deposits and $5.2 billion in assets under administration through linked investment accounts.
Healthcare Financial Services Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2024	2023	(Unfavorable)
Net interest income	$93,940	$77,669	20.9%
Non-interest income	26,541	20,799	27.6
Operating revenue	120,481	98,468	22.4
Non-interest expense	54,023	39,870	(35.5)
Pre-tax, net revenue	$66,458	$58,598	13.4

	At September 30,		Percent
(Dollars in millions)	2024	2023	Increase
Number of accounts (thousands)	3,341	3,186	4.9%

Deposits	$9,940	$8,230	20.8
Linked investment accounts (off balance sheet)	5,205	4,095	27.1
Total footings	$15,146	$12,325	22.9
Pre-tax net revenue increased $7.9 million, to $66.5 million, in the quarter as compared to prior year. Net interest income increased $16.3 million, to $93.9 million, primarily due to $11.8 million from Ametros and an increase in net deposit spread coupled with deposit growth at HSA Bank. Non-interest income increased $5.7 million, to $26.5 million, primarily due to $6.8 million from Ametros, offset by a decrease of $1.1 million from HSA Bank. The decrease in HSA Bank was the net result of lower customer account fees partially offset by higher interchange revenue. Non-interest expense increased $14.1 million, to $54.0 million, primarily due to $11.8 million from Ametros. HSA Bank expenses were $2.3 million higher due to higher service contract expense related to account growth and support costs.

Consumer Banking
Webster’s Consumer Banking segment serves consumer and business banking customers primarily throughout southern New England and the New York metro and suburban markets. Consumer Banking is comprised of the consumer lending and business banking business units, as well as a distribution network consisting of 196 banking centers and 347 ATMs, a customer care center, and a full range of web and mobile-based banking services. Additionally, Webster Investments provides investment services to consumers and small business owners within Webster’s targeted markets and retail footprint. At September 30, 2024, Consumer Banking had $11.6 billion in loans and $27.0 billion in deposits, as well as $7.9 billion in assets under administration.
Consumer Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2024	2023	(Unfavorable)
Net interest income	$202,122	$221,698	(8.8)%
Non-interest income	28,299	28,687	(1.4)
Operating revenue	230,421	250,385	(8.0)
Non-interest expense	116,253	117,273	0.9
Pre-tax, pre-provision net revenue	$114,168	$133,112	(14.2)

	At September 30,		Percent
(In millions)	2024	2023	Increase
Loans	$11,571	$11,219	3.1%
Deposits	27,020	25,869	4.4
AUA (off balance sheet)	7,948	7,615	4.4
Pre-tax, pre-provision net revenue decreased $19.0 million, to $114.2 million, in the quarter as compared to prior year. Net interest income decreased $19.6 million, to $202.1 million, primarily driven by higher rates paid on deposits, partially offset by loan and deposit growth. Non-interest income decreased $0.4 million, to $28.3 million, primarily driven by lower deposit service fees and loan related fees, partially offset by increased ATM fees and investment services income. Non-interest expense decreased $1.0 million, to $116.3 million, primarily driven by lower compensation and processing expenses, partially offset by higher technology costs.

***

Webster Financial Corporation (NYSE:WBS) is the holding company for Webster Bank, N.A. Webster is a leading commercial bank in the Northeast that provides a wide range of digital and traditional financial solutions across three differentiated lines of business: Commercial Banking, Consumer Banking and Healthcare Financial Services, one of the country’s largest providers of employee benefit solutions and administrator of medical insurance claim settlements. Headquartered in Stamford, CT, Webster is a values-driven organization with $79 billion in assets. Its core footprint spans the northeastern U.S. from New York to Massachusetts, with certain businesses operating in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s third quarter 2024 earnings announcement will be held today, Thursday, October 17, 2024 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster’s Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern) on October 17, 2024. To access the replay, dial 800-770-2030, or 609-800-9909 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods. However, these words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: projections of revenues, expenses, expense savings, income or loss, earnings or loss per share, and other financial items; statements of plans, objectives, and expectations of Webster or its management or Board of Directors; statements of future economic performance; and statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause Webster’s actual results to differ from those discussed in any forward-looking statements include, but are not limited to: Webster’s ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; continued regulatory changes or other mitigation efforts taken by government agencies in response to volatility in the banking industry; volatility in Webster’s stock price due to investor sentiment and perception of the banking industry; local, regional, national, and international economic conditions, and the impact they may have on Webster or its customers; volatility and disruption in national and international financial markets, including as a result of geopolitical conflict; the impact of unrealized losses in Webster’s available-for-sale securities portfolio; changes in laws and regulations, or existing laws and regulations that Webster becomes subject to, including those concerning banking, taxes, dividends, securities, insurance, cybersecurity, and healthcare administration, with which Webster and its subsidiaries must comply; adverse conditions in the securities markets that could lead to impairment in the value of Webster’s securities portfolio; inflation, monetary fluctuations, and changes in interest rates, including the impact of such changes on economic conditions, customer behavior, funding costs, and Webster’s loans and leases and securities portfolios; possible changes in governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued inflationary pressures; the impact of the 2024 U.S. presidential election; the timely development and acceptance of new products and services, and the perceived value of those products and services by customers; changes in deposit flows, consumer spending, borrowings, and savings habits; Webster’s ability to implement new technologies and maintain secure and reliable information and technology systems; the effects of any cybersecurity threats, attacks or events, or fraudulent activity, including those that involve Webster’s third-party vendors and service providers; performance by Webster’s counterparties and third-party vendors; Webster’s ability to increase market share and control expenses; changes in the competitive environment among banks, financial holding companies, and other traditional and non-traditional financial service providers; Webster’s ability to maintain adequate sources of funding and liquidity; Webster’s ability to attract, develop, motivate, and retain skilled employees; changes in loan demand or real estate values; changes in the mix of loan geographies, sectors, or types and the level of nonperforming assets, charge-offs, and delinquencies; changes in our estimates of current expected credit losses based upon periodic review under relevant regulatory and accounting requirements; the effect of changes in accounting policies and practices applicable to Webster, including the impacts of recently adopted accounting guidance; legal and regulatory developments, including any due to recent U.S. Supreme Court decisions, the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; Webster’s ability to navigate any environmental, social, governmental, and sustainability concerns of different stakeholders and activists that may arise from its business activities; Webster’s ability to assess and monitor the effect of artificial intelligence on its business and operations; unforeseen events, such as pandemics, natural disasters, and severe weather events, and any governmental or societal responses thereto; and the other factors that are described in Webster’s Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by Webster in this release speaks only as of the date on which it is made. Factors or events that could cause Webster’s actual results to differ may emerge from time to time, and it is not possible for Webster to predict all of them. Webster undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income, return on average tangible common stockholders’ equity, and other performance ratios, in each case as adjusted, is included in the accompanying selected financial highlights table.

Webster believes that providing certain non-GAAP financial measures provides investors with information useful in understanding its financial performance, performance trends, and financial position. Webster utilizes these measures for internal planning and forecasting purposes. Webster, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. Webster believes that its presentation and discussion, together with the accompanying reconciliations, provides additional clarity of factors and trends affecting its business and allows investors to view performance in a manner similar to management.

The efficiency ratio, which represents the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. The return on average tangible common stockholders’ equity (ROATCE) represents net income available to common stockholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and net intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. Tangible book value per common share represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by common shares outstanding at the end of the period. Core deposits reflect total deposits less certificates of deposit and brokered certificates of deposit. Adjusted pre-tax net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS), adjusted ROATCE, and adjusted return on average assets (ROAA) are calculated excluding a net loss on sale of investment securities, exit of non-core operations, strategic restructuring costs, and a FDIC special assessment benefit, which have been tax-effected.

These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Webster strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Refer the tables beginning on page 19 for Non-GAAP to GAAP reconciliations.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023

Income and performance ratios:
Net income	$192,985	$181,633	$216,323	$185,393	$226,475
Net income available to common stockholders	188,823	177,471	212,160	181,230	222,313
Earnings per diluted common share	1.10	1.03	1.23	1.05	1.28
Return on average assets (annualized)	1.01%	0.96%	1.15%	1.01%	1.23%
Return on average tangible common stockholders' equity (annualized) (1)	14.29	14.17	16.30	14.49	17.51
Return on average common stockholders’ equity (annualized)	8.67	8.40	10.01	9.03	11.00
Non-interest income as a percentage of total revenue	8.92	6.88	14.89	10.05	13.34

Asset quality:
Allowance for credit losses on loans and leases	$687,798	$669,355	$641,442	$635,737	$635,438
Nonperforming assets	427,274	374,884	289,254	218,600	218,402
Allowance for credit losses on loans and leases / total loans and leases	1.32%	1.30%	1.26%	1.25%	1.27%
Net charge-offs / average loans and leases (annualized)	0.27	0.26	0.29	0.27	0.23
Nonperforming loans and leases / total loans and leases	0.82	0.72	0.56	0.41	0.43
Nonperforming assets / total loans and leases plus other real estate owned and repossessed assets	0.82	0.73	0.57	0.43	0.44
Allowance for credit losses on loans and leases / nonperforming loans and leases	161.60	181.48	226.17	303.39	295.48

Other ratios:
Tangible equity (1)	7.85%	7.56%	7.54%	8.12%	7.62%
Tangible common equity (1)	7.48	7.18	7.15	7.73	7.22
Tier 1 risk-based capital (2)	11.75	11.09	11.08	11.62	11.64
Total risk-based capital (2)	14.03	13.28	13.21	13.72	13.79
Common equity tier 1 risk-based capital (2)	11.23	10.59	10.57	11.11	11.12
Stockholders’ equity / total assets	11.58	11.46	11.49	11.60	11.21
Net interest margin	3.36	3.32	3.35	3.42	3.49
Efficiency ratio (1)	45.49	46.22	45.25	43.04	41.75

Equity and share related:
Common equity	$8,914,071	$8,525,289	$8,463,519	$8,406,017	$7,915,222
Book value per common share	52.00	49.74	49.07	48.87	46.00
Tangible book value per common share (1)	33.26	30.82	30.22	32.39	29.48
Common stock closing price	46.61	43.59	50.77	50.76	40.31
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	171,428	171,402	172,464	172,022	172,056
Weighted-average common shares outstanding - Basic	169,569	169,675	170,445	170,415	171,210
Weighted-average common shares outstanding - Diluted	169,894	169,937	170,704	170,623	171,350

(1)See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
(2)Presented as preliminary for September 30, 2024, and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	September 30, 2024	June 30, 2024	September 30, 2023
Assets:
Cash and due from banks	$721,261	$333,138	$406,300
Interest-bearing deposits	2,476,290	1,202,515	1,766,431
Investment securities:
Available-for-sale	8,594,978	7,808,874	7,653,391
Held-to-maturity, net	8,565,936	8,637,654	6,875,772
Total investment securities, net	17,160,914	16,446,528	14,529,163
Loans held for sale	117,615	248,137	46,267
Loans and leases:
Commercial	20,120,992	19,492,433	19,691,486
Commercial real estate	21,691,377	22,277,813	20,583,254
Residential mortgages	8,576,612	8,284,297	8,228,451
Consumer	1,558,034	1,518,922	1,584,955
Total loans and leases	51,947,015	51,573,465	50,088,146
Allowance for credit losses on loans and leases	(687,798)	(669,355)	(635,438)
Total loans and leases, net	51,259,217	50,904,110	49,452,708
Federal Home Loan Bank and Federal Reserve Bank stock	360,795	348,263	306,085
Premises and equipment, net	411,070	417,700	431,698
Goodwill and other intangible assets, net	3,212,050	3,242,193	2,843,217
Cash surrender value of life insurance policies	1,247,624	1,241,367	1,242,648
Deferred tax assets, net	273,174	354,482	478,926
Accrued interest receivable and other assets	2,213,890	2,099,673	1,627,408
Total assets	$79,453,900	$76,838,106	$73,130,851

Liabilities and Stockholders’ Equity:
Deposits:
Demand	$10,744,524	$9,996,274	$11,410,063
Health savings accounts	8,951,383	8,474,857	8,229,889
Interest-bearing checking	10,016,651	9,509,202	8,826,265
Money market	20,460,382	19,559,083	17,755,198
Savings	6,921,459	6,965,774	6,622,833
Certificates of deposit	6,020,031	5,861,431	5,150,139
Brokered certificates of deposit	1,400,000	1,910,071	2,337,380
Total deposits	64,514,430	62,276,692	60,331,767
Securities sold under agreements to repurchase and other borrowings	100,232	239,524	157,491
Federal Home Loan Bank advances	3,110,205	2,809,843	1,810,218
Long-term debt	910,963	912,743	1,050,539
Accrued expenses and other liabilities	1,620,020	1,790,036	1,581,635
Total liabilities	70,255,850	68,028,838	64,931,650
Preferred stock	283,979	283,979	283,979
Common stockholders’ equity	8,914,071	8,525,289	7,915,222
Total stockholders’ equity	9,198,050	8,809,268	8,199,201
Total liabilities and stockholders’ equity	$79,453,900	$76,838,106	$73,130,851

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2024	2023	2024	2023
Interest income:
Interest and fees on loans and leases	$809,184	$793,626	$2,399,326	$2,281,955
Interest on investment securities	176,722	113,395	485,134	321,964
Loans held for sale	5,400	17	11,075	454
Other interest and dividends	12,757	23,751	36,664	90,740
Total interest income	1,004,063	930,789	2,932,199	2,695,113
Interest expense:
Deposits	371,075	293,955	1,068,309	695,625
Borrowings	43,105	49,698	133,971	233,240
Total interest expense	414,180	343,653	1,202,280	928,865
Net interest income	589,883	587,136	1,729,919	1,766,248
Provision for credit losses	54,000	36,500	158,500	114,747
Net interest income after provision for loan and lease losses	535,883	550,636	1,571,419	1,651,501
Non-interest income:
Deposit service fees	38,863	41,005	122,479	131,859
Loan and lease related fees	18,513	19,966	57,614	63,499
Wealth and investment services	8,367	7,254	24,847	21,232
Cash surrender value of life insurance policies	8,020	6,620	20,325	19,641
(Loss) on sale of investment securities, net	(19,597)	—	(79,338)	(16,795)
Other income	3,575	15,537	53,465	31,086
Total non-interest income	57,741	90,382	199,392	250,522
Non-interest expense:
Compensation and benefits	194,736	180,333	570,126	526,838
Occupancy	18,879	18,617	53,421	59,042
Technology and equipment	56,696	55,261	147,835	151,442
Marketing	4,224	4,810	12,612	13,446
Professional and outside services	16,001	26,874	43,048	88,693
Intangible assets amortization	8,491	8,899	26,401	27,589
Deposit insurance	13,555	13,310	52,843	39,356
Other expenses	36,376	54,474	104,616	132,728
Total non-interest expense	348,958	362,578	1,010,902	1,039,134
Income before income taxes	244,666	278,440	759,909	862,889
Income tax expense	51,681	51,965	168,968	180,442
Net income	192,985	226,475	590,941	682,447
Preferred stock dividends	(4,162)	(4,162)	(12,487)	(12,487)
Net income available to common stockholders	$188,823	$222,313	$578,454	$669,960

Weighted-average common shares outstanding - Diluted	169,894	171,350	170,226	172,326

Earnings per common share:
Basic	$1.10	$1.29	$3.37	$3.85
Diluted	1.10	1.28	3.36	3.85

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Interest income:
Interest and fees on loans and leases	$809,184	$798,097	$792,045	$789,423	$793,626
Interest on investment securities	176,722	160,827	147,585	128,924	113,395
Loans held for sale	5,400	5,593	82	280	17
Other interest and dividends	12,757	11,769	12,138	14,520	23,751
Total interest income	1,004,063	976,286	951,850	933,147	930,789
Interest expense:
Deposits	371,075	361,263	335,971	325,793	293,955
Borrowings	43,105	42,726	48,140	36,333	49,698
Total interest expense	414,180	403,989	384,111	362,126	343,653
Net interest income	589,883	572,297	567,739	571,021	587,136
Provision for credit losses	54,000	59,000	45,500	36,000	36,500
Net interest income after provision for loan and lease losses	535,883	513,297	522,239	535,021	550,636
Non-interest income:
Deposit service fees	38,863	41,027	42,589	37,459	41,005
Loan and lease related fees	18,513	19,334	19,767	21,362	19,966
Wealth and investment services	8,367	8,556	7,924	7,767	7,254
Cash surrender value of life insurance policies	8,020	6,359	5,946	6,587	6,620
(Loss) on sale of investment securities, net	(19,597)	(49,915)	(9,826)	(16,825)	—
Other income	3,575	16,937	32,953	7,465	15,537
Total non-interest income	57,741	42,298	99,353	63,815	90,382
Non-interest expense:
Compensation and benefits	194,736	186,850	188,540	184,914	180,333
Occupancy	18,879	15,103	19,439	18,478	18,617
Technology and equipment	56,696	45,303	45,836	46,486	55,261
Marketing	4,224	4,107	4,281	5,176	4,810
Professional and outside services	16,001	14,066	12,981	18,804	26,874
Intangible assets amortization	8,491	8,716	9,194	8,618	8,899
Deposit insurance	13,555	15,065	24,223	58,725	13,310
Other expenses	36,376	36,811	31,429	36,020	54,474
Total non-interest expense	348,958	326,021	335,923	377,221	362,578
Income before income taxes	244,666	229,574	285,669	221,615	278,440
Income tax expense	51,681	47,941	69,346	36,222	51,965
Net income	192,985	181,633	216,323	185,393	226,475
Preferred stock dividends	(4,162)	(4,162)	(4,163)	(4,163)	(4,162)
Net income available to common stockholders	$188,823	$177,471	$212,160	$181,230	$222,313

Weighted-average common shares outstanding - Diluted	169,894	169,937	170,704	170,623	171,350

Earnings per common share:
Basic	$1.10	$1.03	$1.23	$1.05	$1.29
Diluted	1.10	1.03	1.23	1.05	1.28

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended September 30,
		2024			2023
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$51,752,193	$820,209	6.22%	$50,912,188	$804,930	6.20%
Investment securities (1)	16,886,464	179,356	4.10	14,686,798	119,997	3.09
Federal Home Loan and Federal Reserve Bank stock	340,330	4,383	5.12	355,495	7,619	8.50
Interest-bearing deposits	629,180	8,374	5.21	1,187,096	16,132	5.32
Loans held for sale	216,735	5,400	9.97	6,756	17	1.03
Total interest-earning assets	69,824,902	$1,017,722	5.69%	67,148,333	$948,695	5.49%
Non-interest-earning assets	6,980,399			6,459,493
Total assets	$76,805,301			$73,607,826

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$10,243,045	$—	—%	$11,335,734	$—	—%
Health savings accounts	8,546,941	3,257	0.15	8,235,632	3,126	0.15
Interest-bearing checking, money market and savings	36,599,576	286,280	3.11	32,673,899	214,891	2.61
Certificates of deposit and brokered deposits	7,190,093	81,538	4.51	7,342,757	75,938	4.10
Total deposits	62,579,655	371,075	2.36	59,588,022	293,955	1.96

Securities sold under agreements to repurchase and other borrowings	125,738	38	0.12	170,256	50	0.12
Federal Home Loan Bank advances	2,535,497	35,172	5.43	2,945,136	40,196	5.34
Long-term debt (1)	911,834	7,895	3.56	1,051,380	9,452	3.70
Total borrowings	3,573,069	43,105	4.77	4,166,772	49,698	4.72
Total interest-bearing liabilities	66,152,724	$414,180	2.49%	63,754,794	$343,653	2.14%
Non-interest-bearing liabilities	1,657,443			1,482,563
Total liabilities	67,810,167			65,237,357

Preferred stock	283,979			283,979
Common stockholders’ equity	8,711,155			8,086,490
Total stockholders’ equity	8,995,134			8,370,469
Total liabilities and stockholders’ equity	$76,805,301			$73,607,826
Tax-equivalent net interest income		603,542			605,042
Less: Tax-equivalent adjustments		(13,659)			(17,906)
Net interest income		$589,883			$587,136
Net interest margin			3.36%			3.49%

(1)For the purposes of average yield/rate and margin computations, unsettled trades on investment securities, unrealized gains (losses) on available-for-sale investment securities, and basis adjustments on long-term debt from de-designated fair value hedges are excluded.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Nine Months Ended September 30,
		2024			2023
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$51,376,513	$2,430,382	6.23%	$50,733,691	$2,313,030	6.02%
Investment securities (1)	16,505,404	497,931	3.87	14,700,296	341,998	2.95
Federal Home Loan and Federal Reserve Bank stock	340,222	13,901	5.46	442,429	19,204	5.80
Interest-bearing deposits	563,217	22,763	5.31	1,872,657	71,536	5.04
Loans held for sale	150,985	11,075	9.78	35,982	454	1.68
Total interest-earning assets	68,936,341	$2,976,052	5.65%	67,785,055	$2,746,222	5.30%
Non-interest-earning assets	7,091,307			6,271,968
Total assets	$76,027,648			$74,057,023

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$10,327,076	$—	—%	$11,775,500	$—	—%
Health savings accounts	8,560,303	9,654	0.15	8,259,408	9,243	0.15
Interest-bearing checking, money market and savings	35,227,682	799,939	3.03	31,442,258	516,646	2.20
Certificates of deposit and brokered deposits	7,508,481	258,716	4.60	6,192,415	169,736	3.66
Total deposits	61,623,542	1,068,309	2.32	57,669,581	695,625	1.61

Securities sold under agreements to repurchase and other borrowings	198,029	3,260	2.16	430,989	7,940	2.43
Federal Home Loan Bank advances	2,551,535	106,266	5.47	5,104,372	196,878	5.09
Long-term debt (1)	935,370	24,445	3.58	1,061,643	28,422	3.68
Total borrowings	3,684,934	133,971	4.82	6,597,004	233,240	4.69
Total interest-bearing liabilities	65,308,476	$1,202,280	2.46%	64,266,585	$928,865	1.93%
Non-interest-bearing liabilities	1,888,947			1,462,723
Total liabilities	67,197,423			65,729,308

Preferred stock	283,979			283,979
Common stockholders’ equity	8,546,246			8,043,736
Total stockholders’ equity	8,830,225			8,327,715
Total liabilities and stockholders’ equity	$76,027,648			$74,057,023
Tax-equivalent net interest income		1,773,772			1,817,357
Less: Tax-equivalent adjustments		(43,853)			(51,109)
Net interest income		$1,729,919			$1,766,248
Net interest margin			3.34%			3.49%

(1)For the purposes of average yield/rate and margin computations, unsettled trades on investment securities, unrealized gains (losses) on available-for-sale investment securities, and basis adjustments on long-term debt from de-designated fair value hedges are excluded.

WEBSTER FINANCIAL CORPORATION Five Quarter Loans and Leases (unaudited)
(Dollars in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Loans and leases (actual):
Commercial non-mortgage	$18,657,089	$18,021,758	$17,976,128	$18,214,261	$18,058,524
Asset-based lending	1,463,903	1,470,675	1,492,886	1,557,841	1,632,962
Commercial real estate	21,691,377	22,277,813	21,869,502	21,157,732	20,583,254
Residential mortgages	8,576,612	8,284,297	8,226,154	8,227,923	8,228,451
Consumer	1,558,034	1,518,922	1,533,972	1,568,295	1,584,955
Total loans and leases	51,947,015	51,573,465	51,098,642	50,726,052	50,088,146
Allowance for credit losses on loans and leases	(687,798)	(669,355)	(641,442)	(635,737)	(635,438)
Total loans and leases, net	$51,259,217	$50,904,110	$50,457,200	$50,090,315	$49,452,708

Loans and leases (average):
Commercial non-mortgage	$18,166,258	$17,995,654	$18,235,402	$18,181,417	$18,839,776
Asset-based lending	1,452,794	1,473,175	1,523,616	1,588,350	1,663,481
Commercial real estate	22,215,293	22,186,566	21,403,765	20,764,834	20,614,334
Residential mortgages	8,390,613	8,252,397	8,225,151	8,240,390	8,200,938
Consumer	1,527,235	1,527,007	1,550,484	1,577,349	1,593,659
Total loans and leases	$51,752,193	$51,434,799	$50,938,418	$50,352,340	$50,912,188

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Nonperforming loans and leases:
Commercial non-mortgage	$215,834	$210,906	$203,626	$134,617	$121,067
Asset-based lending	29,791	29,791	34,915	35,090	10,350
Commercial real estate	150,711	96,337	14,323	11,314	31,004
Residential mortgages	9,098	11,345	8,407	5,591	27,312
Consumer	20,183	20,457	22,341	22,932	25,320
Total nonperforming loans and leases	$425,617	$368,836	$283,612	$209,544	$215,053

Other real estate owned and repossessed assets:
Commercial non-mortgage	$504	$5,013	$5,540	$8,954	$2,687
Residential mortgages	221	—	—	—	662
Consumer	932	1,035	102	102	—
Total other real estate owned and repossessed assets	$1,657	$6,048	$5,642	$9,056	$3,349
Total nonperforming assets	$427,274	$374,884	$289,254	$218,600	$218,402

Past due 30-89 days:
Commercial non-mortgage	$45,123	$134,794	$15,365	$7,071	$38,875
Commercial real estate	36,110	10,284	72,999	9,002	3,491
Residential mortgages	18,153	13,008	17,580	21,047	16,208
Consumer	9,471	8,185	6,824	9,417	12,016
Total past due 30-89 days	$108,857	$166,271	$112,768	$46,537	$70,590
Past due 90 days or more and accruing	71	9	12,460	52	138
Total past due loans and leases	$108,928	$166,280	$125,228	$46,589	$70,728

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	Three Months Ended
(Dollars in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
ACL on loans and leases, beginning balance	$669,355	$641,442	$635,737	$635,438	$628,911
Provision	53,869	61,041	43,194	34,300	35,839
Charge-offs:
Commercial portfolio	36,362	33,356	38,461	28,794	27,360
Consumer portfolio	997	1,418	1,330	6,878	3,642
Total charge-offs	37,359	34,774	39,791	35,672	31,002
Recoveries:
Commercial portfolio	377	360	553	396	292
Consumer portfolio	1,556	1,286	1,749	1,275	1,398
Total recoveries	1,933	1,646	2,302	1,671	1,690
Total net charge-offs	35,426	33,128	37,489	34,001	29,312
ACL on loans and leases, ending balance	$687,798	$669,355	$641,442	$635,737	$635,438
ACL on unfunded loan commitments, ending balance	22,598	22,456	24,495	24,734	23,040
ACL, ending balance	$710,396	$691,811	$665,937	$660,471	$658,478

WEBSTER FINANCIAL CORPORATION
Non-GAAP to GAAP Reconciliations

	Three Months Ended
(In thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Efficiency ratio:
Non-interest expense	$348,958	$326,021	$335,923	$377,221	$362,578
Less: Foreclosed property activity	(687)	(364)	(330)	(96)	(492)
Intangible assets amortization	8,491	8,716	9,194	8,618	8,899
Operating lease depreciation	197	560	663	900	1,146
FDIC special assessment	(1,544)	—	11,862	47,164	—
Merger related expenses (1)	—	—	3,139	30,679	61,625
Strategic restructuring costs and other	22,169	—	—	—	—
Adjusted non-interest expense	$320,332	$317,109	$311,395	$289,956	$291,400
Net interest income	$589,883	$572,297	$567,739	$571,021	$587,136
Add: Tax-equivalent adjustment	13,659	14,315	15,879	17,830	17,906
Non-interest income	57,741	42,298	99,353	63,815	90,382
Other income (2)	7,448	7,802	7,626	5,099	3,614
Less: Operating lease depreciation	197	560	663	900	1,146
(Loss) on sale of investment securities, net	(19,597)	(49,915)	(9,826)	(16,825)	—
Exit of non-core operations	(15,977)	—	—	—	—
Net gain on sale of mortgage servicing rights	—	—	11,655	—	—
Adjusted income	$704,108	$686,067	$688,105	$673,690	$697,892
Efficiency ratio	45.49%	46.22%	45.25%	43.04%	41.75%

ROATCE:
Net income	$192,985	$181,633	$216,323	$185,393	$226,475
Less: Preferred stock dividends	4,162	4,162	4,163	4,163	4,162
Add: Intangible assets amortization, tax-effected	6,708	6,886	7,263	6,808	7,030
Adjusted net income	$195,531	$184,357	$219,423	$188,038	$229,343
Adjusted net income, annualized basis	$782,124	$737,428	$877,692	$752,152	$917,372
Average stockholders’ equity	$8,995,134	$8,733,737	$8,759,992	$8,312,798	$8,370,469
Less: Average preferred stock	283,979	283,979	283,979	283,979	283,979
Average goodwill and other intangible assets, net	3,238,115	3,246,940	3,090,751	2,838,770	2,847,560
Average tangible common stockholders’ equity	$5,473,040	$5,202,818	$5,385,262	$5,190,049	$5,238,930
Return on average tangible common stockholders’ equity	14.29%	14.17%	16.30%	14.49%	17.51%
(1)Merger related expenses include Ametros acquisition expenses for the three months ended March 31, 2024. 2023 periods primarily include charges related to the merger with Sterling.
(2)Other income includes the taxable-equivalent of net income generated from low income housing tax-credit investments.

(In thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Tangible equity:
Stockholders’ equity	$9,198,050	$8,809,268	$8,747,498	$8,689,996	$8,199,201
Less: Goodwill and other intangible assets, net	3,212,050	3,242,193	3,250,909	2,834,600	2,843,217
Tangible stockholders’ equity	$5,986,000	$5,567,075	$5,496,589	$5,855,396	$5,355,984
Total assets	$79,453,900	$76,838,106	$76,161,693	$74,945,249	$73,130,851
Less: Goodwill and other intangible assets, net	3,212,050	3,242,193	3,250,909	2,834,600	2,843,217
Tangible assets	$76,241,850	$73,595,913	$72,910,784	$72,110,649	$70,287,634
Tangible equity	7.85%	7.56%	7.54%	8.12%	7.62%

Tangible common equity:
Tangible stockholders’ equity	$5,986,000	$5,567,075	$5,496,589	$5,855,396	$5,355,984
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders’ equity	$5,702,021	$5,283,096	$5,212,610	$5,571,417	$5,072,005
Tangible assets	$76,241,850	$73,595,913	$72,910,784	$72,110,649	$70,287,634
Tangible common equity	7.48%	7.18%	7.15%	7.73%	7.22%

Tangible book value per common share:
Tangible common stockholders’ equity	$5,702,021	$5,283,096	$5,212,610	$5,571,417	$5,072,005
Common shares outstanding	171,428	171,402	172,464	172,022	172,056
Tangible book value per common share	$33.26	$30.82	$30.22	$32.39	$29.48

Core deposits:
Total deposits	$64,514,430	$62,276,692	$60,747,743	$60,784,284	$60,331,767
Less: Certificates of deposit	6,020,031	5,861,431	5,928,773	5,574,048	5,150,139
Brokered certificates of deposit	1,400,000	1,910,071	1,008,547	2,890,411	2,337,380
Core deposits	$57,094,399	$54,505,190	$53,810,423	$52,319,825	$52,844,248

Three Months Ended September 30, 2024
Adjusted ROATCE:
Net income	$192,985
Less: Preferred stock dividends	4,162
Add: Intangible assets amortization, tax-effected	6,708
Loss on sale of investment securities, net, tax-effected	14,283
Exit of non-core operations, tax-effected	11,644
Strategic restructuring costs and other, tax-effected	16,158
FDIC special assessment, tax-effected	(1,125)
Adjusted net income	$236,491
Adjusted net income, annualized basis	$945,964
Average stockholders’ equity	$8,995,134
Less: Average preferred stock	283,979
Average goodwill and other intangible assets, net	3,238,115
Average tangible common stockholders’ equity	$5,473,040
Adjusted return on average tangible common stockholders’ equity	17.28%

Adjusted ROAA:
Net income	$192,985
Add: Loss on sale of investment securities, tax-effected	14,283
Exit of non-core operations, tax-effected	11,644
Strategic restructuring costs and other, tax-effected	16,158
FDIC special assessment, tax-effected	(1,125)
Adjusted net income	$233,945
Adjusted net income, annualized basis	$935,780
Average assets	$76,805,301
Adjusted return on average assets	1.22%

GAAP to adjusted reconciliation:	Three Months Ended September 30, 2024
(In millions, except per share data)	Pre-Tax Income	Net Income Available to Common Stockholders	Diluted EPS
Reported (GAAP)	$244.7	$188.8	$1.10
Loss on sale of investment securities, net	19.6	14.3	0.08
Exit of non-core operations	16.0	11.6	0.07
Strategic restructuring costs and other	22.2	16.2	0.10
FDIC special assessment	(1.5)	(1.1)	(0.01)
Adjusted (non-GAAP)	$300.9	$229.8	$1.34
Note: Totals may not sum due to rounding.